Exhibit 99.1

FOR IMMEDIATE RELEASE

Bridgeline Digital Announces Financial Results for the First Quarter of Fiscal 2013

Subscription and Perpetual License Revenue Increased 33% and Recurring Revenue Increased 20% Year over Year

Burlington, MA, February 14, 2013 - Bridgeline Digital, Inc. (NASDAQ: BLIN), developer of the award-winning iAPPS Web Engagement Management platform and related interactive technology solutions,  today announced financial results for its first quarter ended December 31, 2012.

First Quarter 2013 Highlights:

•	Revenue in the first quarter of 2013 was $6.2 million, compared to revenue of $6.5 million in the first quarter of 2012.

•	Subscription and perpetual license revenue increased 33% to $787 thousand in the first quarter, compared to $593 thousand in the first quarter of 2012.

•	Recurring revenue increased 20% in the first quarter to $1.2 million, compared to $1.0 million in the first quarter of 2012.

•	iAPPS revenue increased 17% in the first quarter to $4.2 million, compared to $3.6 million in the first quarter of 2012.

•	iAPPS revenue as a percentage of total revenue increased to 69% in the first quarter compared to 55% in the first quarter of 2012.

•	Total gross margin was 52% in the first quarter compared to 53% in the first quarter of 2012.

•	Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization and stock-based compensation) was $50 thousand compared to $428 thousand in the first quarter of 2012.

•	Cash generated from operations increased $291 thousand, or 306%, to $386 thousand in the first quarter compared to $95 thousand in the first quarter of 2012.

Fiscal 2013 Outlook

Bridgeline Digital expects fiscal 2013 revenue will be in the range of $27 million to $28 million.  Fiscal 2013 iAPPS related revenue is expected to be approximately $21 million, up from $16.5 million in fiscal 2012.  This revenue projection also includes a projected reduction of non-iAPPS related legacy revenue of approximately $3.5 million.

In addition, Bridgeline Digital expects to continue to generate positive adjusted EBITDA for fiscal 2013.

Conference Call Today at 4:30pm EST

Bridgeline Digital will host a discussion of its first quarter results at approximately 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation charges.  Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. Because of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital (NASDAQ:BLIN), The Digital Engagement Company™, enables its customers to maximize the performance of their mission critical websites, intranets, and online stores. Bridgeline’s iAPPS® platform deeply integrates Web Content Management, eCommerce, eMarketing, and Web Analytics to help marketers deliver online experiences that attract, engage and convert their customers across all digital channels. Bridgeline provides end-to-end Digital Engagement solutions and boasts an award-winning team of interactive services professionals. Headquartered in Burlington, Mass., with nine additional locations throughout the U.S. and an Asia Pacific headquarters in Bangalore, India, Bridgeline has thousands of customers that range from middle market organizations to Fortune 1000 companies. To learn more, please visit www.bridgelinedigital.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.
Kim Brown
Director of Corporate Communications
781.995.0888
kbrown@blinedigital.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended
	December 31,
	2012	2011
Reconciliation of GAAP net loss to non-GAAP adjusted net income:
GAAP net loss	$(642)	$(463)
Amortization of intangible assets	156	195
Impairment of intangible asset	-	281
Stock-based compensation	127	60
Non-GAAP adjusted net income(loss)	$(359)	$73

Reconciliation of GAAP loss per diluted share to non-GAAP adjusted earnings per diluted share:
GAAP net loss per share	$(0.04)	$(0.04)
Acquisition, integration and other one-time costs	-	-
Amortization of intangible assets	0.01	0.02
Impairment of intangible asset	-	0.02
Stock-based compensation	0.01	0.01
Non-GAAP adjusted net income(loss)	$(0.02)	$0.01

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(642)	$(463)
Provision for income tax	21	21
Interest expense (income),net	76	64
Amortization of intangible assets	156	195
Impairment of intangible asset	-	281
Depreciation	268	220
EBITDA	(121)	318
Other amortization	44	50
Stock-based compensation	127	60
Adjusted EBITDA	$50	$428

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.04)	$(0.04)
Provision for income tax	-	-
Interest expense (income),net	0.01	0.01
Amortization of intangible assets	0.01	0.02
Impairment of intangible asset	-	0.02
Depreciation	0.01	0.02
Other amortization	-	-
Stock-based compensation	0.01	-
Adjusted EBITDA	$0.00	$0.03

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,
	2012	2011
Revenue:
Web application development services	$4,850	$5,308
Managed service hosting	556	616
Subscription and perpetual licenses	787	593
Total revenue	6,193	6,517

Cost of revenue:
Web application development services	2,754	2,855
Managed service hosting	72	106
Subscription and perpetual licenses	168	120
Total cost of revenue	2,994	3,081
Gross profit	3,199	3,436

Operating expenses:
Sales and marketing	1,834	1,715
General and administrative	1,354	1,000
Research and development	132	403
Depreciation and amortization	424	415
Impairment of intangible asset	-	281
Total operating expenses	3,744	3,814
Loss from operations	(545)	(378)
Interest income (expense), net	(76)	(64)
Loss before income taxes	(621)	(442)
Provision for income taxes	21	21
Net loss	$(642)	$(463)

Net loss per share:
Basic and diluted	$(0.04)	$(0.04)
Number of weighted average shares:
Basic and diluted	14,782,615	12,319,643

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	December 31,	September 30,
	2012	2012
ASSETS

Current Assets:
Cash and cash equivalents	$2,395	$2,126
Accounts receivable and unbilled revenues, net	4,488	3,977
Prepaid expenses and other current assets	677	648
Total current assets	7,560	6,751
Equipment and improvements, net	2,673	2,735
Intangible assets, net	1,375	1,527
Goodwill	21,724	21,545
Other assets	1,395	1,132
Total assets	$34,727	$33,690

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$988	$1,132
Accrued liabilities	903	1,306
Accrued earnouts, current	354	375
Debt, current	1,383	1,424
Capital lease obligations, current	262	230
Deferred revenue	2,852	1,144
Total current liabilities	6,742	5,611
Accrued earnouts, net of current portion	990	990
Debt, net of current portion	3,271	2,988
Capital lease obligations, net of current portion	126	127
Other long term liabilities	991	1,004
Total liabilities	$12,120	$10,720

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Common stock - $0.001 par value; 20,000,000 shares authorized; 15,332,768 and 15,203,538 shares issued and outstanding, respectively	15	15
Additional paid-in-capital	41,087	40,847
Accumulated deficit	(18,358)	(17,716)
Accumulated other comprehensive loss	(137)	(176)
Total stockholders' equity	22,607	22,970
Total liabilities and stockholders' equity	$34,727	$33,690